Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal 2025 Financial Results

Cyclo Therapeutics’ TransportNPC™ Phase 3 clinical trial for Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, a rare and fatal genetic disease, is fully enrolled and results from the 48-week interim analysis are expected later this month

NEWARK, NJ – June 11, 2025 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL; NYSE American: RFL-WT), today reported its financial results for the third quarter and first nine months of fiscal year 2025 ended April 30, 2025.

“We are pleased to have completed our merger with Cyclo Therapeutics and look forward to reporting the topline data from the 48-week interim analysis of the pivotal Phase 3 TransportNPC™ study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1 anticipated later this month,” said Howard Jonas, Chief Executive Officer, Executive Chairman and Chairman of the Board of Rafael Holdings. Mr. Jonas added, “We have enhanced our financial position with the closing of a $25 million rights offering earlier this month which will support advancing this potential new treatment option for patients suffering from this rare genetic disease.”

Rafael Holdings, Inc. Third Quarter Fiscal Year 2025 Financial Results

As of April 30, 2025, we had cash and cash equivalents of $37.9 million. On June 4, 2025, the Company announced the closing of a $25 million rights offering, which, including the funding of the backstop commitment by the Jonas family, raised net proceeds of $24.9 million after deduction of certain expenses incurred in connection with the offering.

For the three months ended April 30, 2025, we recorded a net loss attributable to Rafael Holdings of $4.8 million, or $0.19 per share, versus a net loss of $32.4 million, or $1.36 per share in the year ago period. The year over year decrease in net loss is attributable to non-cash items, primarily unrealized losses of $1.4 million on the Company’s investment in Cyclo equity which we purchased in advance of the potential merger in the current period versus $4.4 million in the year ago period, combined with an in-process R&D expense of $89.9 million related to the acquisition of Cornerstone, partially offset by a $31.3 million recovery of receivables from Cornerstone in the year ago period.

Research and development expenses were $3.0 million for the three months ended April 30, 2025, compared to $1.5 million in the year ago period. The year over year increase relates to the inclusion in the current year period of spending at Cyclo Therapeutics following the March 25, 2025 merger and the activity of Cornerstone and Day Three which were consolidated with Rafael Holdings during fiscal 2024.

General and administrative expenses were $3.2 million for the three months ended April 30, 2025, compared to $1.9 million in the year ago period. The year over year increase relates to the inclusion of Cyclo Therapeutics following closing of the merger, and the activity of Cornerstone and Day Three, following their consolidation.

Rafael Holdings, Inc. First Nine Months Fiscal Year 2025 Financial Results

For the nine months ended April 30, 2025, we recorded a net loss attributable to Rafael Holdings of $18.4 million, or $0.73 per share, versus a net loss of $29.9 million, or $1.26 per share in the year ago period. The year over year decrease in net loss is attributable to in-process R&D expense of $89.9 million related to the acquisition of Cornerstone net with a $31.3 million recovery of receivables from Cornerstone in the year ago period and $3.2 million in unrealized gains on the Company’s investment in Cyclo equity.

Research and development expenses were $5.3 million for the nine months ended April 30, 2025, compared to $2.6 million in the year ago period. The year over year increase relates to the merger with Cyclo Therapeutics which closed on March 25, 2025, and the activity of Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

For the nine months ended April 30, 2025, general and administrative expenses were $8.3 million compared to $6.5 million in the same period in the prior year. The year over year increase relates to the merger with Cyclo Therapeutics which closed on March 25, 2025, and the activity of Cornerstone and Day Three, which were consolidated with Rafael Holdings during fiscal 2024.

About Rafael Holdings, Inc.

Rafael Holdings, Inc. holds interests in clinical and early-stage pharmaceutical and certain other companies, including our wholly owned subsidiary, Cyclo Therapeutics, LLC, a clinical stage biotechnology company dedicated to developing Rafael’s lead clinical candidate, Trappsol® Cyclo™, which is being evaluated in clinical trials for the potential treatment of Niemann-Pick Disease Type C1 (“NPC1”), a rare, fatal, and progressive genetic disorder.  Rafael also holds majority equity interests in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries, and Day Three Labs, Inc., a company which empowers third-party manufacturers to reimagine their existing cannabis offerings.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2024, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

 (in thousands, except share and per share data)

	April 30, 2025	July 31, 2024
		(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$37,936	$2,675
Available-for-sale securities	—	63,265
Interest receivable	—	515
Prepaid clinical trial costs	2,968	—
Convertible note receivables, due from Cyclo	—	5,191
Accounts receivable, net of allowance for credit losses of $245 at April 30, 2025 and July 31, 2024	414	426
Inventory	288	—
Prepaid expenses and other current assets	837	430
Total current assets	42,443	72,502

Property and equipment, net	1,614	2,120
Non-current prepaid clinical trial costs	1,399	—
Investments – Cyclo	—	12,010
Investments - Hedge Funds	—	2,547
Convertible note receivable classified as available-for-sale	1,719	1,146
Goodwill	28,278	3,050
Intangible assets, net	1,027	1,847
In-process research and development	31,575	1,575
Other assets	41	35
TOTAL ASSETS	$108,096	$96,832

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$7,793	$2,556
Accrued expenses	1,866	1,798
Convertible notes payable	614	614
Other current liabilities	93	113
Due to related parties	664	733
Installment note payable	—	1,700
Total current liabilities	11,030	7,514

Accrued expenses, noncurrent	3,445	2,982
Convertible notes payable, noncurrent	76	73
Other liabilities	25	5
Deferred income tax liability	9,002	—
TOTAL LIABILITIES	23,578	10,574

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2025 and July 31, 2024	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 31,240,188 issued and outstanding (excluding treasury shares of 101,487) as of April 30, 2025, and 24,142,535 issued and 23,819,948 outstanding (excluding treasury shares of 101,487) as of July 31, 2024	312	238
Additional paid-in capital	296,648	280,048
Accumulated deficit	(220,169)	(201,743)
Treasury stock, at cost; 101,487 Class B shares as of October 31, 2024 and July 31, 2024	(168)	(168)
Accumulated other comprehensive income related to unrealized income on available-for-sale securities	219	111
Accumulated other comprehensive income related to foreign currency translation adjustment	3,728	3,691
Total equity attributable to Rafael Holdings, Inc.	80,578	82,185
Noncontrolling interests	3,940	4,073
TOTAL EQUITY	84,518	86,258

TOTAL LIABILITIES AND EQUITY	$108,096	$96,832

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

 (unaudited, in thousands, except share and per share data)

	Three Months Ended April 31,		Nine Months Ended April 31,
	2025	2024	2025	2024
Revenues	$362	$336	$567	$472

Cost of Infusion Technology revenue	31	85	106	85
Cost of product revenue	9	—	9	—
SG&A Expenses	3,170	1,923	8,284	6,524
R&D Expenses	3,003	1,526	5,276	2,627
In-process R&D expense	—	89,861	—	89,861
Depreciation and amortization	62	102	238	157
Loss on impairment of goodwill	—	—	3,050	—
Operating Loss	(5,913)	(93,161)	(16,396)	(98,782)

Interest income	472	502	1,529	1,777
Loss on initial investment in Day Three upon acquisition	—	—	—	(1,633)
Realized gain on available-for-sale securities	—	945	178	1,521
Realized loss on investment in equity securities	—	—	—	(46)
Realized gain on investment - Cyclo	—	—	—	424
Unrealized (loss) gain on investments - Cyclo	(1,393)	(4,395)	(5,144)	3,199
Unrealized gain (loss) on convertible notes receivable, due from Cyclo	383	—	(719)	—
Unrealized loss on investments - Hedge Funds	—	(3)	—	(118)
Recovery of receivables from Cornerstone	—	31,305	—	31,305
Interest expense	(165)	(85)	(490)	(85)
Other income, net	154	—	74	118
Loss before Incomes Taxes	(6,462)	(64,892)	(20,968)	(62,320)
Benefit from income taxes	2,411	2,599	2,379	2,593
Equity in loss of Day Three	—	—	—	(422)
Consolidated net loss	(4,051)	(62,293)	(18,589)	(60,149)
Ne tincome (loss) attributable to noncontrolling interests	728	(29,942)	(163)	(30,207)
Net loss attributable to Rafael Holdings, Inc.	$(4,779)	$(32,351)	$(18,426)	$(29,942)

Loss per share
Basic and diluted	(0.19)	(1.36)	(0.73)	(1.26)
Loss per basic common share	$(0.19)	$(1.36)	$(0.73)	$(1.26)

Weighted average shares in calculation	25,238,501	23,777,493	23,131,655	23,687,781

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